Contact: Jerry A. Shore Chief Executive Officer (901) 362-3733, Ext. 2217

4300 New Getwell Road, Memphis, Tennessee 38118

FRED'S Names JERRY A. SHORE CHIEF EXECUTIVE OFFICER

MEMPHIS, Tenn. (October 30, 2014) – The Board of Directors of Fred's Inc. (NASDAQ: FRED) today announced that it has named Jerry A. Shore Chief Executive Officer of the Company. Shore's promotion follows the Board's receipt and acceptance of notification by Bruce A. Efird of his intention to leave the Company upon the expiration of his employment contract.

Shore has served as the Company's Executive Vice President and Chief Financial Officer for more than 14 years and assumed the additional title of Chief Operating Officer in January of this year.

In connection with the change in Fred's leadership, the Company also has promoted Vice President and Controller Sherri L. Tagg to the position of Chief Accounting Officer. The Company has been working with an executive search firm to fill the vacant position of President and Chief Operating Officer and anticipates filling that slot very soon.

Commenting on the announcements, Michael J. Hayes, Chairman of the Board of Directors, said, "The Board's decision, effective today, to name Jerry as our new CEO was made in recognition of his accomplishments in guiding the fiscal management of the Company and, more recently, his notable contributions as Chief Operating Officer to the operational and strategic aspects of our business. In addition to these skills, Jerry has an intimate knowledge of the Company’s business and personnel, and he possesses the vision and strategy needed to transition Fred's to the convenience/pharmacy-centric model.

"Bruce will remain as an employee of the Company through the term of his contract," Hayes added. "We wish him all the best in the next phase of his career."

Commenting on the news, Shore said, "I am honored and excited by this appointment. For the past 10 months, I have been able to spend more time focusing broadly on Company operations, and I am confident of building a strong team that will drive deeper penetration of pharmacies in our stores and the relay of existing stores with the convenient, "need it now" format. This combination, along with a stronger marketing program, will be the cornerstone of our growth and profitability going forward."

Hayes noted that during the Company's upcoming third quarter conference call on November 25, 2014, management will discuss the Company's strategic alternatives program.

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FRED Names Shore CEO

October 30, 2014

Fred's operates 701 discount general merchandise stores, including 21 franchised Fred's stores, in the southeastern United States. For more information about the Company, visit Fred's website at www.fredsinc.com.

Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A reader can identify forward-looking statements because they are not limited to historical facts or they use such words as "outlook," guidance," "may," "should," "could," "believe," "anticipate," "plan," "expect," "estimate," "forecast," "goal," "intend," "committed," "continue," or "will likely result" and similar expressions that concern the Company's strategy, plans, intentions or beliefs about future occurrences or results. These risks and uncertainties include, but are not limited to, those associated with the Company's announced strategic plan, the ultimate terms of the reworked pharmacy distribution agreement, lease buyouts and the underlying assumptions and projections upon which they are based, as well as risks that intended results may not be achieved or may not occur as quickly as expected; general economic trends; changes in consumer demand or purchase patterns; delays or interruptions in the flow of merchandise between the Company's distribution centers and its stores or between the Company's suppliers and same; a disruption in the Company's data processing services; costs and delays in acquiring or developing new store sites; and the factors listed under "Risk Factors" in the Company's most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made. Fred's undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

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